UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2005
Date of Report (Date of earliest event reported)

XLR MEDICAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50026	88-0488851
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 204, 1480 Gulf Road
Point Roberts, Washington	98281
(Address of principal executive offices)	(Zip Code)

(360) 220-5219
Registrant's telephone number, including area code

Suite 3400 Park Place, 666 Burrard Street
Vancouver, British Columbia
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements". These statements, identified by words such as “plan”, "anticipate," "believe," "estimate," "should," "expect" and similar expressions, include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (“SEC”), particularly our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8-K.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective February 28, 2005, the Company entered into a forbearance and amendment agreement (the “Forbearance Agreement”) with its wholly owned subsidiary, 689158 B.C. Ltd. (“XLR Sub”) and The Charles F. White Corporation (“CFW”). The Company has entered into the Forbearance Agreement in connection with its obligations as guarantor of a March 8, 2004 loan agreement (the “Loan Agreement”) between CFW and XLR Sub.

The Company’s predecessor, TSI Medical Corp., had agreed to act as guarantor of a loan made by CFW to XLR Sub in the principal amount of $500,000. Under the terms of the Loan Agreement, the loan was repayable on July 2, 2004, along with interest payable at a rate of 12% per annum and a bonus of $80,000 due on maturity. In the event of a default by XLR Sub, additional interest was to accumulate on the unpaid amount at the rate of 2% per month, compounded monthly. As security for the guarantee, TSI pledged 826,420 shares in the common stock of TechniScan, Inc. (“TechniScan”). TechniScan is a medical technology company engaged in the business of developing and marketing a proprietary imaging system for detecting breast cancer.

Pursuant to the Forbearance Agreement, the Company and XLR Sub have affirmed that XLR Sub is in default of the Loan Agreement, that CFW has provided notice of such default and that CFW is entitled to exercise its default rights under the Loan Agreement. Under the terms of the Forbearance Agreement, CFW has agreed to refrain from enforcing its rights and remedies against XLR Sub and the Company until March 31, 2005 (the “Forbearance Period”). Should XLR Sub and/or the Company commit a breach of the terms of the Forbearance Agreement, CFW may, at its option, terminate the Forbearance Period and demand immediate repayment of the indebtedness. In addition, XLR Sub and the Company have agreed pay to CFW the proceeds of any transaction not in the ordinary course of its business, provided however, that the Company need only pay such proceeds to CFW to the extent that it has a working capital surplus in excess of $100,000. The payment of any such proceeds will be credited against the amounts owing to CFW under the Loan Agreement. The Company, XLR Sub and CFW have further agreed to amend the terms of the Loan Agreement as follows:

(a)	interest on the $500,000 principal amount of the indebtedness will accrue at a rate of 12% per annum from the date of advancement of the funds, without any additional interest thereon; and

(b)	interest on the $80,000 bonus payable to CFW shall accumulate at the rate of 24% per annum, compounded monthly, beginning on the date of default under the Loan Agreement (being July 2, 2004).

SECTION 7 – REGULATION FD

ITEM 7.01         REGULATION FD DISCLOSURE

Effective as of January 1, 2005, the Company moved the location of its corporate headquarters to Suite 204, 1480 Gulf Road, Point Roberts, Washington. The Company currently operates on a month to month lease at a rent of $225 per month.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS (c) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Loan Agreement dated as of the 8th day of March, 2004 between 689158 B.C. Ltd. and The Charles F. White Corporation.

10.2	Guarantee dated as of March 8, 2004 made by TSI Medical Corp to and in favour of The Charles F. White Corporation.

10.3	Forbearance and Amendment Agreement dated as of the February 28, 2004 between 689158 B.C. Ltd., The Charles F. White Corporation and XLR Medical Corp.

-- INTENTIONALLY LEFT BLANK --

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLR MEDICAL CORP.

Date: March 1, 2005
	By:	/s/ Logan B. Anderson
Logan B. Anderson
Chief Financial Officer, Secretary and Treasurer